Exhibit 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Pehong Chen, the Chief Executive Officer and Chief Financial Officer of BroadVision, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned has set his hands hereto as of the 9th day of August 2006.
/s/ Pehong Chen
Pehong Chen
Chief Executive Officer and
Chief Financial Officer